UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2010

KeyCorp
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 11, 2010, the KeyCorp Board of Directors elected Christopher M. Gorman as a Senior Executive Vice President and Head of KeyCorp’s National Banking business. Mr. Gorman, age 49, previously was an Executive Vice President of KeyCorp (since 2002) and served as President of the Company’s KeyBanc Capital Markets business (since 2003). Mr. Gorman participates, and will continue to participate in, the KeyCorp 401(k) Savings Plan, the KeyCorp Deferred Savings Plan, and he is eligible to receive KeyCorp long term restricted stock grants.
     A copy of the press release announcing the election is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference in any filing of KeyCorp under the Securities Act of 1933, as amended.
Section 9 -— Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press release dated March 16, 2010, announcing the election of Christopher M. Gorman as Senior Executive Vice President of KeyCorp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)
Date: March 16, 2010	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President, Deputy General Counsel and Assistant Secretary